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                                                                    Exhibit 5.1



                                January 8, 1998




                                                                  (202) 639-7120



Board of Directors
Yurie Systems, Inc.
10000 Derekwood Lane
Lanham, Maryland  20706


Gentlemen:


           We are acting as special counsel to Yurie Systems, Inc., a Delaware corporation (the "Company"), in connection with the registration, pursuant to a Registration Statement on Form S-8, of 27,233 shares of the Company's common stock, par value $.01 per share ("Common Stock"), issuable to employees, officers, consultants, advisors and non-employee directors of Data Labs, Inc., a wholly owned subsidiary of the Company ("Data Labs"), upon exercise of options (the "Options") under Data Labs' 1996 Stock Option Plan (the "Plan"). The shares of Common Stock issuable pursuant to the Plan are referred to as the "Shares." The Company assumed the Options pursuant to a Plan and Agreement of Merger between the Company, Data Labs and Nicole Acquisition Corp., a Delaware corporation, dated December 1, 1997. With your permission, all assumptions and statements of reliance herein have been made without any independent investigation or verification on our part except to the extent expressly stated herein, and we express no opinion with respect to the subject matter or accuracy of such assumptions or items relied upon.

           In connection with this opinion, we have (i) investigated such questions of law, (ii) examined originals or certified, conformed or reproduction copies of such agreements, instruments, documents and records of the Company, (iii) examined such certificates of public officials, officers or other representatives of the Company, and other persons, and such other documents, and (iv) reviewed such information from officers and representatives of the Company and others as we have deemed necessary or appropriate for the purposes of this opinion.

           In all such examinations, we have assumed the legal capacity of all natural persons executing documents (other than the capacity of officers of the Company executing documents in such capacity), the genuineness of all signatures on original or
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Board of Directors
January 8, 1998
Page 2


certified copies, and the conformity to original or certified documents of all copies submitted to us as conformed or reproduction copies. As to various questions of fact relevant to the opinion expressed herein, we have relied upon, and assumed the accuracy of, certificates and oral or written statements and other information of or from public officials, officers or other representatives of the Company, Data Labs, and other persons.

      Based upon the foregoing, and subject to the limitations set forth herein, we are of the opinion that the Shares, when issued and paid for (with the consideration received by the Company being not less than the par value thereof) in accordance with the Plan and any agreement applicable to such Shares, will be validly issued, fully paid and non-assessable.

      The opinion expressed herein is limited to the General Corporation Law of the State of Delaware. We assume no obligations to supplement this letter if any applicable laws change after the dated hereof or if we become aware of any facts that might change the opinion expressed herein after the date hereof.

      The opinion expressed herein is solely for your benefit and may not be relied upon in any manner or for any purpose by any other person and may not be quoted in whole or in part without our prior written consent.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement on Form S-8 relating to the registration of the Shares. In giving this consent we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

                                Very truly yours,

                        FRIED, FRANK, HARRIS, SHRIVER & JACOBSON



                        By:     /s/ Richard A. Steinwurtzel
                           ------------------------------------------
                                Richard A. Steinwurtzel